EX-28.e.ii

FIRST AMENDMENT

TO THE

UNDERWRITING AGREEMENT

Amendment to update fund name in Schedule A of the Underwriting Agreement dated July 21, 2011 between Advisers Investment Trust and Independent Franchise Partners, LLP

This amendment is made by the undersigned parties to reflect the following change on Schedule A:

Independent Franchise Partners US Franchise Equity Fund is deleted and replaced with Independent Franchise Partners US Equity Fund

Effective March 13, 2012

Advisers Investment Trust		BHIL Distributors, Inc.

By:	/s/ Scott Englehart	By:	/s/ Dina Tantra

Name:	Scott Englehart	Name:	Dina Tantra

Title:	President	Title:	Chief Compliance Officer

Trust Address:	4041 N. High Street, Suite 402	Address:	4041 N. High Street, Suite 402

	Columbus, Ohio 43214		Columbus, Ohio 43214

Independent Franchise Partners, LLP		Second Signature of Independent Franchise Partners, LLP

By:	/s/ John Kelly-Jones	By:	/s/ Jayson Vowles

Name:	John Kelly-Jones	Name:	Jayson Vowles

Title:	Member	Title:	Member

Investment Adviser Address:	20 Balderton Street

London, W1K 6TL

United Kingdom